UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, the Board of Directors of Premier Exhibitions, Inc. (the “Company”) officially appointed Samuel S. Weiser to the position of Interim Chief Financial Officer, to serve until a permanent Chief Financial Officer is identified. Mr. Weiser is currently a director of the Company, and will continue to serve in that capacity.

Prior to his appointment as Interim Chief Financial Officer, Mr. Weiser had been serving as a consultant to the Company and overseeing the Company’s finance function while the Company began conducting a search for a permanent Chief Financial Officer.

Mr. Weiser, age 51, served as the Chief Operating Officer of Sellers Capital LLC, an investment management firm and largest shareholder of the Company, where he was responsible for all non-investment activities, from 2007 to 2010. Mr. Weiser is also a member of Sellers Capital LLC and an indirect investor in Sellers Capital Master Fund, Ltd., an investment fund managed by Sellers Capital LLC. From April 2005 to 2007, he was a Managing Director responsible for the Hedge Fund Consulting Group within Citigroup Inc.’s Global Prime Brokerage division. Mr. Weiser is also a former partner in Ernst & Young. He received a Bachelor of Arts in Economics from Colby College and a Master of Science in Accounting from George Washington University. Mr. Weiser is a Certified Public Accountant.

The Company confirms, as required by regulations under the Securities and Exchange Act of 1934, that (1) there is no family relationship between Mr. Weiser and any director or executive officer of the Company and (2) there was no arrangement or understanding between Mr. Weiser and any other person pursuant to which he was elected to his position with the Company. Pursuant to Item 404(a) of Regulation S-K, the Company reports that Mr. Weiser has been a principal in Foxdale Management, LLC, and through that entity he has provided consulting services to the Company totaling $238,000 for fiscal year 2011.

On February 2, 2009, the Company entered into a month to month consulting agreement with Foxdale Management, LLC and Mr. Samuel Weiser whereby Mr. Weiser has provided advice and other consulting services to the Company at a rate which was originally not to exceed $20 thousand per month and amended in January 2011 not to exceed $25 thousand per month. This agreement was filed by the Company as an exhibit to its Form 10-Q dated July 10, 2009. Mr. Weiser will continue to be compensated pursuant to this agreement for the services he provides as Interim Chief Financial Officer. Mr. Weiser is not eligible for a cash bonus, equity grants applicable to employees or employee benefits, but will continue to receive compensation for his service as a director.

This summary does not purport to be complete and is qualified by reference to the full text of the agreement, copies of which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By: /s/ Christopher J. Davino
Christopher J. Davino
Chief Executive Officer

Date: May 23, 2011